SEC File Number: ___________

Date Filed: ___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD STAR TUTORING SERVICES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

8200

(Primary Standard Industrial Classification Code Number)

26-1559146

(IRS Employer Identification Number)

4111 NW 28th Way

Boca Raton, Florida 33434

(561) 715-8800

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Mindy Kline

 4111 NW 28th Way

Boca Raton, Florida 33434

(561) 715-8800

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of Communications to:

Stewart A. Merkin, Esq.

Law Office of Stewart A. Merkin, P.A.

444 Brickell Avenue, Suite 300

Miami, FL 33131

(305) 357-5556

Fax (305) 358-2490

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	150,000	$1.00	$150,000	$5.89

TOTAL	150,000	$1.00	$150,000	$5.89

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Form S-1 Registration Statement (the “Registration”) contains ‘‘forward-looking statements’’ that represent our beliefs, projections and predictions about future events. All statements other than statements of historical fact are ‘‘forward-looking statements’’, including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. Words such as ‘‘may’’, ‘‘will’’, ‘‘should’’, ‘‘could’’, ‘‘would’’, ‘‘predicts’’, ‘‘potential’’, ‘‘continue’’, ‘‘expects’’, ‘‘anticipates’’, ‘‘future’’, ‘‘intends’’, ‘‘plans’’, ‘‘believes’’, ‘‘estimates’’ and similar expressions, as well as statements in the future tense, identify forward-looking statements.

These statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any future results, performance or achievements described in or implied by such statements. Actual results may differ materially from expected results described in our forward-looking statements, including with respect to correct measurement and identification of factors affecting our business or the extent of their likely impact, the accuracy and completeness of the publicly available information with respect to the factors upon which our business strategy is based or the success of our business. Furthermore, industry forecasts are likely to be inaccurate, especially over long periods of time. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

our ability to attract and retain additional management;

•

our growth strategies;

•

anticipated trends in our business;

•

our future results of operations;

•

the impact of government regulation;

•

our financial position, business strategy and objectives for future operations;

•

our competition;

•

the ability of management to formulate our goals and execute our business plans to attain the goals;

•

general economic, technological, political and geopolitical factors that may negatively affect our business operations.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of whether, or the times by which, our performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those factors discussed under the headings ‘‘Risk factors’’, ‘‘Management’s discussion and analysis of financial condition and results of operations’’, ‘‘Business’’ and elsewhere in this Registration.

Unless the context requires otherwise in this Registration the words “Gold Star”, “the Company,” “us”, “we” and “our” refer to Gold Star Tutoring Services, Inc., a Florida corporation; likewise all references herein to the “SEC” shall mean the “Securities and Exchange Commission”;  “Securities Act” shall mean the “Securities Act of 1933, as amended”; and “Exchange Act” shall mean the “Securities Exchange Act of 1934, as amended”.

(Subject to Completion)

 PROSPECTUS

GOLD STAR TUTORING SERVICES, INC.

150,000 Shares Offered by Selling Shareholders

@$1.00 per share

	Per Share	Total
Public Offering Price	$1.00	$150,000
Underwriting discounts and Commissions	$0.00	$0.00
Proceeds to Selling Shareholders	$1.00	$150,000
Proceeds to Gold Star Tutoring Services	$-0-	$-0-

The Selling Shareholders [See: “Selling Shareholders”] are offering to the public up to 150,000 shares of common stock, at $1.00 per share, on a “best efforts” basis. Unless otherwise terminated by the Company, this offering terminates upon the expiration of 12 months after its commencement.

Assuming that a public market for our Shares develops and is maintained, it is anticipated that the Selling Shareholders will offer Shares in market transactions through FINRA member brokerage firms, and from time to time will sell some or all of the shares being offered. The initial offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective Shareholders. We are paying the expenses of, but are not receiving any proceeds from, this Offering.

An investment in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment.

We urge you to read carefully the “Risk Factors” section beginning on page 4 where we describe specific risks associated with an investment in Gold Star Tutoring Services, Inc. and these securities before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS December ___, 2008.

GOLD STAR TUTORING SERVICES, INC.

Boca Raton, Florida 33434

PROSPECTUS SUMMARY

This summary contains basic information about the offering and us. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

Gold Star is a development stage company incorporated in the State of Florida on December 10, 2007. We were formed to engage in the business of providing professional tutoring and learning services to fill specific educational needs of a variety of individuals and families in our initial marketing area. On a limited basis in June 2008 we commenced our planned principal tutoring operations, but have not yet attained a level of significant revenues.

From our inception on December 10, 2007 through September 30, 2008, we have generated minimal revenues of $2,720 and have incurred a cumulative net loss of $23,221. From inception through May 2008 our only business activity was the formation of our corporate entity, the raising of our initial $45,000 of working capital from four private investors and the development of our business model, and the preparation and filing with the SEC on April 8, 2008 of our Form 10-12g Registration Statement. In June 2008 we began providing tutoring services and commenced generating revenues, the continuation of which we can provide no assurance. We are not raising any funds in this offering; the purpose of which is primarily to provide registered shares through sales by present non-control Shareholders, so that a public market for our shares can be developed. We are bearing the cost of the estimated $5,000 of offering expenses to take this next step in accomplishing our goal of creating a viable public trading market. We anticipate that having such a trading market will enhance our ability to raise working capital in the future, as well as provide for a viable market so that we can use incentive stock options and or shares for our future employees and independent tutoring contractors as an additional inducement to provide their services through Gold Star.

We believe that by controlling our expenses, the revenues from the tutoring services currently being provided by our president will justify our business model and demonstrate to potential investors and tutors that our plan is viable; combined with our remaining working capital, we anticipate being able to cover our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from tutoring services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Offering Summary

Securities Offered (1)	150,000 shares of common stock
Price Per Share	$1.00
Minimum Purchase	NONE
Common Stock Outstanding before and after Offering	2,400,000 shares of common stock
Estimated Total Proceeds to Selling Shareholders	$150,000
Estimated Offering Expenses	$5,000
Net Proceeds to Gold Star	$ -0-
Use of Proceeds	Gold Star will receive no proceeds under this Offering.
Sales	The intent is that the Selling Shareholders will make future public market sales through licensed securities brokerage firms.

(1)

Management will not purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The     data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

 Operating Statement Data

Income Statement Data:	For the Period December 10, 2007 (inception) to September 30, 2008 (unaudited)

Revenue	$2,720

Expenses:
General and administrative expenses	9,441
Professional fees	16,500
Salaries and wages	-
Total expenses	25,941

Net (loss)	$(23,221)

Net (loss) per share – basic and fully diluted	$(0.0097)

Balance Sheet Data:

As at September 30, 2008 (unaudited)

Total Assets...	$26,464
Liabilities...	(2,735)
Shareholders’ Equity...	$23,729

RISK FACTORS

Investors in Gold Star should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in December 2007 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment. Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

We were incorporated in December of 2007 as a Florida corporation. As a result of our start-up operations we have; (i) generated minimal revenues, (ii) accumulated a deficit of $20,886 for the period ended September 30, 2008, and (iii) we have incurred a cumulative loss of $22,721 for the period from inception on December 10, 2007 through September 30, 2008; we have been focused on organizational and start-up activities and business plan development since our incorporation. Although we have commenced the providing of tutoring services, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, our ability to expand our marketing and promotion efforts to gain customers; or that we will be able to successfully meet the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of Gold Star to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our officers and directors, who have limited experience in operating a tutoring service. The loss or unavailability to Gold Star of either Mindy Kline or Robert Kline’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Mindy Kline and Robert Kline. It would be difficult to replace either or both of them at such an early stage of our development. The loss or unavailability to Gold Star of the services of either of the Klines’ would have an adverse effect on our business, operations and prospects, in that our inability to replace either or both of them could result in the total loss of investment by a purchaser of the Company’s securities. There can be no assurance that we would be able to locate or employ personnel to replace either or both of the Klines, should either of their services be discontinued. In the event that we are unable to locate or employ competent replacement personnel then, and in that event we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Management has no experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any.

As a result of our reliance on Mindy and Robert Kline, and their lack of experience in operating a public company, our investors are at risk in losing their entire investment. Management intends to hire personnel in the future, when sufficiently capitalized, who may have the experience required to manage our company; such management is not anticipated until the occurrence of future financing. Since this offering will not directly capitalize our company, future offerings may be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon the Klines to make the appropriate management decisions.

Robert Kline is devoting a portion of his business time to Gold Star, which could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Kline is currently involved in other businesses, which have not, and are not expected in the future to interfere with his ability to work on behalf of our company. He may in the future be involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Kline will devote only a portion of his time to our activities.

Since our current control Shareholders, Mindy and Robert Kline, upon completion of the offering will beneficially and of record continue to own the majority (75%) of our outstanding common shares, they will retain the ability to control our management and the outcome of corporate actions requiring shareholder approval notwithstanding the overall opposition of our other Shareholders. They will continue to control our issuance of securities after the offering. This concentration of ownership could discourage or prevent a potential takeover of our company that might negatively impact the value of your common shares.

Together the Klines own approximately 75% of our outstanding common shares before and will continue to after completion of the offering. As a consequence of this stock ownership position, they will retain the ability to elect a majority of our board of directors, and thereby control our management. These individuals will also initially have the ability to control the outcome of corporate actions requiring shareholder approval, including the issuance of additional shares of common stock, or shares of previously authorized preferred stock, potential mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. All of which may dilute or otherwise adversely affect the rights of purchasers of shares being offered hereby. The concentration of ownership by these individuals could discourage investments in our company, or prevent a potential takeover of our company, which will have a negative impact on the value of our securities.

The public offering price of the Shares is substantially higher than the net tangible book value of our Common Stock.

The public offering price of the Shares is substantially higher than the net tangible book value of our Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately.  See “Dilution”

Because of competitive pressures from competitors with more resources, Gold Star may fail to implement its business model profitably.

The business of developing and providing tutoring services is highly fragmented and extremely competitive. There are many local, regional and several national competitors offering similar service. The market for customers is intensely competitive and such competition is expected to continue to increase. There are no substantial barriers to entry in this market and we believe that our ability to compete depends upon many factors within and beyond our control, including the timing and market acceptance of our services.

Many of our existing and potential competitors have significantly longer operating histories in the private education market place, greater name recognition, larger customer bases, and significantly greater financial, technical and marketing resources than we do. As a result, they will be able to respond more quickly to new or emerging advertising techniques, and changes in customer demands, or to devote greater resources to the development, promotion and marketing of their services than we can. Such competitors are able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies.

We will require additional financing in order to fully implement our business plan. In the event we are unable to acquire additional financing, we may not be able to do so, possibly resulting in a loss of revenues and ultimately the loss of your investment.

Due to our very recent start-up nature, we will have to incur the costs of developing a brand name identification, including advertising and promotion; all which are intended to generate revenues from our services, in addition to hiring new employees and commencing additional marketing activities for product sales and distribution. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will not immediately impact our financial ability to further the development of our business operations, as we will not be capitalized sufficiently to hire or pay employees in the absence of an additional offering to raise working capital. We plan to raise additional funds through “exempt” private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, may only be available to us on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our Shareholders will lose part or all of their investment.

As a result of our minimal revenues and minimal working capital, and losses as of September 30, 2008 and other factors, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10.  Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•

Deliver to the customer, and obtain a written receipt for, a disclosure document;

•

Disclose certain price information about the stock;

•

Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;

•

Send monthly statements to customers with market and price information about the penny stock; and

•

In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Gold Star; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Gold Star are being made only in accordance with authorizations of management and directors of Gold Star, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Gold Star’s assets that could have a material effect on the financial statements.

We have two persons performing the functions of all officers and directors. These individuals developed our internal control procedures and are responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are presently subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We have to date filed all required reports and other information with the Securities and Exchange Commission. We fully intend to file all future supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports are reviewable through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).  We intend to eventually provide free access to all our reports through our own website at the Internet web address: www.goldstartutors.net, which is presently in the development stage.

We intend to furnish to our Shareholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Gold Star files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location: Public Reference Room, 100 F. Street, N.W., Washington, D.C. 20549-0405; Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through the EDGAR System.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization at September 30, 2008, including all of the shares being offered pursuant to this prospectus.

As at September 30, 2008
Current Liabilities:	$2,735

Shareholders’ Equity:
Common Stock, $0.001 par value; 60,000,000 shares authorized;
2,400,000 shares issued and outstanding	2,400
Preferred Stock, $0.001 par value; 5,000,000 shares authorized; Issued and outstanding: None	--
Additional paid-in capital	44,550
Offering Expenses	5,000
Deficit accumulated during development stage	(23,221)
Shareholders’ Equity	$23,729

USE OF PROCEEDS

We are not getting any proceeds from this offering.

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•

our start up status;

•

prevailing market conditions, including the history and prospects for the industry in which we compete;

•

our future prospects; and

•

our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. We cannot provide any assurance that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between the public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At September 30, 2008 our common stock had a pro forma net tangible book value of approximately $23,729 or $0.099 per share. This results in immediate dilution per share to investors of $0.901 or 91%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$1.000
Net tangible book value per share before offering...	$0.099
Increase per share attributable to investors...	$--
Pro forma net tangible book value per share after offering...	$0.099
Dilution per share to investors...	$0.90

The following table summarizes, as of September 30, 2008, the difference between the number of shares of common stock issued by us, the total cash consideration paid and the average price per share paid by existing Shareholders of common stock and by the new investors purchasing shares from the Selling Shareholder in this offering.

	Shares Issued			Total Consideration			Average Price Per Share
	Amount		Percent	Amount		Percent
Original Shareholders	2,400,000	(1)	100%	$45,115		100%	$0.187
Public Shareholders	150,000		--	$150,000	(2)	--	$1.00
Totals	2,400,000		100%	$45,115		100%

(1)

Includes shares issued to the founding Shareholders, private investors and shares given to consultants and others, including 34 persons who are the “Selling Shareholders”.

(2)

The proceeds of this Offering go to the Selling Shareholders and not the Company.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

The Selling Shareholders are offering to the public 150,000 shares of common stock, at $1.00 per share, on a “best efforts” basis. It is anticipated that all sales will be made, from time to time, through licensed broker/dealers assuming that a public trading market for our shares develops. This offering terminates upon the expiration of 12 months after its commencement.

Although Gold Star has been an SEC Reporting Company since the effective date of our Securities Exchange Act Registration on Form 10-12g in June 2008, this Form S-1 Registration is our first registration under the Securities Act; and no public market for such shares currently exists. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective Shareholders and no arrangement to place funds in an escrow, trust, or similar account.

The Selling Shareholders or their donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a Selling Shareholder as a gift, pledge, distribution or otherwise, may, from time to time, sell any or all of the 150,000 common shares being registered pursuant to this Registration on any stock exchange, market or trading facility on which the shares trade, if any, or in private transactions. The sales prices will be subject to market fluctuations or negotiation.  The Selling Shareholders may use any one or more of the following methods when selling shares:

*

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

*

block trades in which the broker-dealer will attempt  to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

*

purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

*

an exchange distribution following the rules of the applicable exchange;

*

privately negotiated transactions;

*

short sales that are not violations of the laws and regulations of any state jurisdiction;

*

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

*

broker-dealers may agree with the Selling Shareholders to sell a specified number of  such shares at par value $0.001; and

*

a combination of any such methods of sale or any other lawful method.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors-in-interest as selling  Shareholders under this prospectus. The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Shareholders also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus  (as supplemented or amended to reflect the transaction).

The aggregate proceeds to the Selling Shareholders from the sale of the common stock offered by them will be subject to the prevailing public market price at the time of sale, assuming the existence of a trading market. Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders that are deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, if appropriate, a post-effective amendment to the registration statement that includes this prospectus will be filed to provide additional information as may be necessary during the effective period of this Registration.

Selling Shareholders

The following list is of the 37 holders of record and beneficial Shareholders whose shares are included in this Offering of 150,000 shares; in the aggregate representing 6.25% of the 2,400,000 common shares presently outstanding.

None of the listed Selling Shareholders have any shares in addition to those indicated. The percentage of ownership interest of each Selling Shareholder is indicated:

[This Space Intentionally Left Blank]

					Shares Being	Shares Being	Ownership
Shareholder		City	State	Zip	Offered	Retained	Percentage

Penny	Bolt	Brunswick	GA	31523	50,000	-0-	2.0833%
Ferne	Karns	Boca Raton	FL	33484	50,000	-0-	2.0833%
Stewart A.	Merkin, Esq.	Miami	FL	33131	15,000	-0-	0.6250%
Ori	Baylin	Ft. Lauderdale	FL	33312	1,000	-0-	0.0416%
Stacy	Binder	Boca Raton	FL	33433	1,000	-0-	0.0416%
Michael	Brennan	Muttontown	NY	11791	1,000	-0-	0.0416%
Mitchell	Cassel	Demarest	NJ	07627	1,000	-0-	0.0416%
Karen	Cruz	Delray Beach	FL	33444	1,000	-0-	0.0416%
Maurice	Dell	Boca Raton	FL	33433	1,000	-0-	0.0416%
Andrea	Dolgin	Odessa	FL	33556	1,000	-0-	0.0416%
Robert	Engler	Boca Raton	FL	33496	1,000	-0-	0.0416%
Timothy R.	Finewood	Boca Raton	FL	33487	1,000	-0-	0.0416%
Brian	Gerber	Miami Beach	FL	33141	1,000	-0-	0.0416%
Ilene	Gilbert	Plantation	FL	33324	1,000	-0-	0.0416%
D. Andrew	Goddard	Tampa	FL	33629	1,000	-0-	0.0416%
Sheri	Hillman	Delray Beach	FL	33444	1,000	-0-	0.0416%
John	Hink	Ft. Lauderdale	FL	33301	1,000	-0-	0.0416%
David	Infantino	Boca Raton	FL	33432	1,000	-0-	0.0416%
Robert	Jason	Muttontown	NY	11791	1,000	-0-	0.0416%
Paul	Kline	Hauppage	NY	11788	1,000	-0-	0.0416%
Gregory	Kline	Fairfax	VA	22031	1,000	-0-	0.0416%
Debbie	Kline	Nanuet	NY	10954	1,000	-0-	0.0416%
Kathy	Knee	Plantation	FL	33324	1,000	-0-	0.0416%
Brian	Lemberger	Calabassas	CA	91302	2,000	-0-	0.0832%
Susan	Lemberger	Calabassas	CA	91302	1,000	-0-	0.0416%
Mark	Maffei	Deerfield Beach	FL	33442	1,000	-0-	0.0416%
Susan	Markowitz	Boca Raton	FL	33496	1,000	-0-	0.0416%
Miriam	Plaschinski	Boca Raton	FL	33487	1,000	-0-	0.0416%
Monique	Posner	Highland Beach	FL	33487	1,000	-0-	0.0416%
William	Prince	Alpharetta	GA	30004	1,000	-0-	0.0416%
Edward	Ronin	Boca Raton	FL	33468	1,000	-0-	0.0416%
Patricia	Sarno	Boca Raton	FL	33432	1,000	-0-	0.0416%
Louis	Saslow	Deerfield Beach	FL	33442	1,000	-0-	0.0416%
Allan	Sheres	Boca Raton	FL	33496	1,000	-0-	0.0416%
Claire	Sheres	Boca Raton	FL	33496	1,000	-0-	0.0416%
Francois	Vallet	Boca Raton	FL	33487	1,000	-0-	0.0416%
Neil	Wasserman	Boca Raton	FL	33486	1,000	-0-	0.0416%
	Totals				150,000		6.25 *

*Percentage of 2,400,000 common shares issued and outstanding.

REGULATION M

We plan to advise the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Accordingly, the Selling Shareholders are not permitted to cover short sales by purchasing shares while the distribution it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

STATE SECURITIES LAWS

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, as of the date hereof we are not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Board of Directors presently serve without compensation. Our directors and executive officers are:

Name	Age	Title
Mindy Kline	46	President, CEO and Chairman

Robert M. Kline	52	Secretary, Treasurer and Director

Duties, Responsibilities and Experience

Mindy Kline, co-founder, Chairman of the Board, CEO and President since inception graduated in 1984 from Indiana University, having received a B.S. in Education degree; her major area of concentration was in Specific Learning Disabilities and she minored in Emotional Handicap. She later attended Florida International University and studied Early Childhood Special Education. Mrs. Kline was employed as a teacher and director of Developmental Resource Center, in both Hollywood and Miami, Florida; where she had responsibility for overseeing teachers, staff development, marketing, and initial intake with parents. She later worked at the Center for Pediatric Therapy, where she was the Educational Specialist. Her duties included teaching special needs preschool class, individual tutoring, assessment and assisting in mainstreaming students into a public school setting.  After we receive sufficient working capital funding, it is anticipated that Mindy Kline will work full-time for the company.

Robert M. Kline, co-founder, Director, Secretary and Treasurer is a 1978 graduate of the College of Business at the University of Maryland, receiving his B.S. in Business degree. After graduating, he worked in the field of investment banking and held various positions including being licensed by the National Association of Securities Dealer, Inc. (NASD), now known as the Financial Industry Regulatory Authority (“FINRA”), as a general securities principal, options principal and securities representative until he retired from the securities industry in 1991. After that, he was co-founder and Executive Vice-President of 2000 T-Shirts, Inc. a wholesale clothing company and designer of name drop resort wear for key tourism destinations throughout North America, the Caribbean, and the Far East. Since the sale in 2002 of his ownership interest in 2000 T-Shirts Mr. Kline has been a licensed mortgage broker at various mortgage companies. He continues operations in this field presently. As soon as Gold Star’s working capital is sufficient it is expected that Mr. Kline will devote his full business time to the company.  Robert and Mindy Kline are husband and wife.

Directors’ Term of Office. Directors hold office until their successors have been elected, and qualified, at the next annual meetings. Our officers do not have written employment agreements and therefore serve at the pleasure of the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors and executive officers as a group.

Name of Beneficial(1) Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Mindy Kline	900,000	37.5%	37.5%
Robert M. Kline	900,000	37.5%	37.5%
Martin L. Markowitz(2)	200,000	8.3%	8.3%

All Directors, Officers and Principal Shareholders as a Group - 2 persons	1,800,000	75.0%	75.0%

(1) “Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

(2) Mr. Markowitz is a passive investor in Gold Star and has no management duties, functions or responsibilities.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorizes the issuance of up to 60,000,000 shares of common stock, of the $0.001 par value per share, 2,400,000 shares were outstanding as of the date of this prospectus, and shall remain outstanding regardless of the number of shares sold pursuant to this prospectus. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the Shareholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Gold Star, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred Shareholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Florida Control Share Statute.

The Florida Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Florida corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33%
•	33% to 50%
•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The Shareholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws specifically exempt our common stock from the control share acquisition act as set forth in §607.0902 of the Florida Statutes.

INTEREST OF NAMED EXPERTS AND COUNSEL

The audited financial statements of Gold Star, as of December 31, 2007 are included in this prospectus and have been audited by Berkovits & Co. LLP, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

COUNSEL

Our securities counsel, Stewart A. Merkin, Esq., of the Law Offices of Stewart A. Merkin, P.A., 444 Brickell Avenue, Suite 300, Miami, Florida 33131, has provided an opinion upon certain matters relating to the legality of the common stock offered hereby. He is the owner of 15,000 shares of our common stock.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Gold Star will have personal liability to us or any of our Shareholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•

any breach of the director’s duty of loyalty to us or our Shareholders

•

acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law

•

or under applicable Sections of the Florida Revised Statutes

•

the payment of dividends in violation of Section 78.300 of the Florida Revised Statutes or,

•

for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws limit the liability of directors to the fullest extent permitted by §78.751 of Florida Statutes.

Our officers and directors are accountable as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting Gold Star. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders, who have suffered losses in connection with the purchase or sale of their interest in Gold Star in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Gold Star is a development stage company incorporated in the State of Florida in December 2007.  We plan to develop as an ‘umbrella’ organization that will provide a corporate business structure for qualified trained and licensed professional tutors to work as independent contractors, setting their own work time schedules, on a part or full time basis as they individually choose. Management will conduct continual marketing and promotion efforts to assure a steady clientele and be responsible for billing and collection of tutoring fees.

Business of Issuer:

Principal Products and Services. Gold Star is in the initial stage of developing an educational instructional tutoring service-initially in Palm Beach County, Florida. We have reserved www.goldstartutors.net for our Company website - to be used for advertising and promotional purposes as well as to offer specialized educational programs and instructional aids. We currently have no employees, and are dependent solely upon the efforts, abilities, business generation capabilities and project execution of our two executive officers, Mindy Kline and Robert Kline, to conduct Gold Star’s business and generate revenues; if we lose the services of either or both of them it could severely affect our ability to fully develop our educational tutoring business.  Mr. Kline is currently devoting a minimum of twenty hours per week to the affairs of Gold Star.

Gold Star will offer individualized tutoring to students from pre-school through high school. It will offer services to both the general and special education student populations. The company’s services will be provided by highly trained and experienced teachers and former teachers who are trained, qualified and in some cases certified in the specific educational areas that are required by the students. Tutoring will be done from the company’s office as well as our by staff and management making house calls to best meet the individual student’s needs.

Pre-School Tutoring:

Our focus will include the following subjects:

1.

Pre-Reading Skills: Learning to recognize the upper and lowercase letters, sequencing,

sound/symbol relationship, as needed;

2.

Pre-Arithmetic: counting, number recognition, and one to one correspondence;

3.

Handwriting: letter formation, using Handwriting Without Tears, a unique writing program, designed by an occupational therapist;

4.

Sequencing;

5.

Fine Motor Skills: stringing, cutting with scissors, buttoning, zippers;

6.

Auditory and Visual Processing Skills.

Elementary School Tutoring:

Our focus will include the following developmental and learning arenas:

1.

Phonics: sound/symbol relationship, using Orton-Gillingham, a multi-sensory approach to phonics. The Orton-Gillingham teacher introduces the elements of the language systematically. Students begin by reading and writing sounds in isolation. Then they blend the sounds into  syllables and words. Students learn the elements of language, e.g., consonants, vowels, digraphs, blends, and diphthongs, in an orderly fashion. They then proceed to advanced structural elements such as syllable types, roots, and affixes.  As students learn new material, they continue to review old material to the level of automaticity. The teacher addresses vocabulary, sentence structure, composition, and reading comprehension in a similar structured, sequential, and cumulative manner.

2.

Reading Comprehension: main Idea, reading for details, author's purpose, fact and opinion.

3.

Arithmetic: addition, subtraction, multiplication, division, money, time, using a time line, word problems, and critical thinking skills;

4.

Composition Writing: paragraph and essay composition, using Framing Your Thoughts, a multi-sensory approach to sentence and paragraph structure;

5.

Handwriting: manuscript and cursive;

6.

Test Taking Strategies;

7.

Organizational and Study skills.

Middle School and High School Tutoring:  will be customized to match the students course load, as well as remediation where needed. Emphasis will be placed on study and organizational skills.  We expect to offer FCAT and SAT preparation.

Special Education Student Services: Attending Individualized Educational Program (I.E.P.) meetings and making any necessary recommendations for special accommodations or modifications.  Employing techniques designed specifically for students with special needs. Special needs students will include learning disabled, attention deficit disorder, autism, aspergers and mentally handicapped. Tutors will coordinate with other specialists (occupational, physical, speech) as needed.

Marketing: Gold Star will market its tutoring services to local public and private schools. We will meet with professionals at the schools including teachers, principals and guidance counselors. We anticipate that we will also market to specialists in the field such as Occupational Therapists,

Physical Therapists and Speech-Language Therapists within the community. We expect to participate in a variety of educationally related organizations as part of our promotional plans. The initial marketing plan will be to focus on the staff’s contacts and experience within the Palm Beach County School District. Sales and marketing brochures describing all the company’s services will be distributed to above-mentioned groups of professional educators and specialists as well as to other individuals who can refer students to the company.

Our Plan is to employ tutors with experience in teaching the specific subjects assigned to them. We will make every effort to assure that our staff interacts whenever possible with the student’s current teachers offering continual progress reports.

Advertising: In our initial stage of development, we anticipate using print as a primary advertising medium, concentrating on local publications distributed in the Palm Beach County area. In addition, we foresee advertise in school newspapers, magazines, and newsletters. It will also utilize select trade publications.

The Internet: The company intends to create an interactive website that will be used as a marketing device and as a teaching tool. We anticipate that software programs for a variety of  subjects and age groups will be included on the website, for utilization by the students as both a learning device and for homework assignments. With this in mind, the company has reserved the website address www.goldstartutors.net.

Our Customer Markets:

Customers/Clients. Our initial primary market includes the school population within the target area for our services, i.e., Palm Beach County, Florida.

Distribution Methods of our services.

We expect to employ a variety of generally accepted marketing methods for advertising and promoting Gold Star’s tutoring services, including direct mail, Internet “Opt-in” email, telephone and targeted media advertising and promotion of our proprietary website.

Status of publicly announced new services.

Gold Star has not made any public disclosures or announcements of any proposed services. Presently there are no such services other than as disclosed herein.

Competitive business conditions.

There are many individuals, firms, and other business entities, that are engaged in the private educational tutoring services business. Based upon available financing for advertising, marketing and promotion of services, the number of persons in management and other employees, combined with the experience of conducting a successful tutoring business Gold Star is presently an insignificant entity in our chosen business; and we expect that we shall remain so for the near future.

Dependence on one or a few major customers.

Presently being in the development stage, Gold Star has a limited client base. We have no reasonable criteria to predict whether or not we will become dependent on one or but a few major customers for future revenues.

Patents, Trademarks, Licenses, etc.

We have no patents or registered trademarks at the present time. Management intends to protect to the fullest extent possible, any intellectual property that we develop or acquire during the normal course of conducting our business operations.

Government Regulation and Approval.

Gold Star is not required to obtain any particular government approvals to offer its proposed services other than local and county business licenses.

Research and Development.

Gold Star has not spent, nor do we contemplate spending any funds on service research or development.

Environmental Compliance.

We have no contemplated service that has any direct or known indirect impact on the environment, and therefore do not anticipate any significant costs to comply with governmental Environment laws and regulations.

Computer equipment.

Initially the Company will use the personal computers owned by management; eventually, depending upon available financing we expect to have a variety of computer equipment available for student use during tutoring sessions. Presently we have no estimate of the quantity of computers and related electronics that will be necessary for us to conduct business operations, only that we expect to acquire such technology, as we need to conduct the proposed business operations.

Learning Center.

We anticipate as our working capital position is enhanced that we may conduct our tutoring operations from either a retail storefront Learning Center, or an office location in Palm Beach County, Florida. Whether we acquire an operating facility or create our own, we expect that it will be a modern and attractive technologically equipped atmosphere, which enables students to have a positive experience while augmenting their learning abilities.

Financing Caveat. We are evaluating the possibility of conducting a registered public offering of new shares of our common stock during 2009 to raise additional working capital, taking into account the then prevailing market conditions. No assurance is intended that any private or public funding will be available to us, or if available that it would be available on favorable terms. Our failure to raise the required working capital funds will prevent us from effectuating the proposed marketing efforts, and may cause Gold Star to cease operations.

Revenues.

We have had minimal revenues from our inception to the date hereof, and do not anticipate any significant revenues until we can expand our tutoring services beyond those presently being conducted solely by our CEO. Until such time as we are in a position to retain the services of one or more additional tutors, we are concentrating our development efforts on preparing our marketing and introducing Gold Star to other teaching professionals and prospective clients.

Control of Business Operations.

The principal Shareholders of Gold Star own approximately 75% of the shares and have effective control of all aspects of Gold Star’s operations and business plans. By their control of the election of directors, they are in a position to collectively direct the nature of our business, including fund raising, acquisitions of assets and issuance of additional shares of common and or preferred stock. In the event that a public market for the shares of Gold Star does not develop or if developed is not maintained, other Shareholders may find that there is no market for their shares at the time they would otherwise be eligible to publicly sell their shares pursuant to the securities laws then in effect. While Management expects to take whatever steps in the future may be required to have a public market develop, there is no intent to assure that a viable market will ever develop or if developed, would be maintained for any specific duration.

Competition.

For the foreseeable future Gold Star will remain an insignificant participant in its chosen business among the firms and individuals engaged in providing educational tutoring services, as well as those public and private companies seeking to enhance their own shareholder’s equity through the acquisition of one or more operating business entities. There are established firms and venture capital organizations, which have significantly greater resources - financial and personnel - as well as greater technical expertise than Gold Star has or can expect to have in the near future. In view of our limited financial resources we will continue to be at a significant competitive disadvantage.

Board of Advisors.

Management has nominated and appointed one individual, Penny Bolt, a licensed teacher with school administration experience, to our Board of Advisors. Mrs. Bolt is licensed in the states of Florida and Georgia. She is a 1990 graduate of Florida International University with a B.A. degree in Elementary Education. She has taught in several private and public schools. During the past five years Mrs. Bolt has been a substitute teacher at several public and private schools in Jacksonville, Florida and in Brunswick, Georgia while raising her family.

Services Development Strategy

The Company’s services are intended to bring the highest quality of educational tutoring to our targeted market place. Consumers seek fine quality tutoring for their children, services delivered in a timely and convenient manner. Gold Star intends to continually expand its tutoring services by adding tutors qualified in a wide variety of subjects as funds permit.

Branding

The Company is focused on finding ways to expand our tutoring offerings to our target market and thereby establish Gold Star as a “brand” in the education industry, much as several of our national competitors, for example, Sylvan Learning (division of Educate Services, Inc. - Nasdaq: EEEE); Kaplan Education (division of The Washington Post Company - New York Stock Exchange -WPO) and Huntington Learning Centers.

Employees

At the present time we have no employees other than our two principal officers. Mindy Kline, our CEO, is currently providing tutoring services in our beginning effort to establish Gold Star as a provider of highly professional tutoring services. Robert Kline is spending the time he has allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software products that may be usable by us in providing our services. Mr. Kline is working on the development of our advertising materials, and overseeing our startup operations.

REPORTS TO SHAREHOLDERS

We are a 10(g) reporting company, subject to the informational requirements of the Securities Exchange Act. And we file with the Securities and Exchange Commission, supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to Shareholders, which will include audited financial statements reported on by our independent Auditors. In addition, we will issue unaudited quarterly or other interim reports to Shareholders, as we deem appropriate or required by applicable securities regulations.

PLAN OF OPERATION

Results of Operations.

As a development stage entity, we have had limited revenues since inception, and management is unable to provide any specific dates that significant operating revenues or net profits will be obtained.

Plan of Operation. Our current plan of operation is to:

1.

Seek  additional  private  and  or  public  working  capital financing;

2.

Take appropriate action to position our common shares for public trading so as to enhance our ability to raise working capital from investors; and to attract and retain qualified tutors and other employees and or independent contractors;

3.

Develop our marketing plan to advertise and promote our tutoring services, among teaching professionals and our targeted client base.

4.

Seek and qualify experienced licensed teachers to provide tutoring services part or full time, as our employees or as independent contractors.

5.

Develop our proprietary Internet website.

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Gold Star is a development stage company incorporated in the State of Florida in December of 2007; formed to engage in the business of providing educational tutoring services to the general public. In June of 2008 we commenced providing planned tutoring operations, and therefore have limited assets and revenues.

Liquidity and Capital Resources

Since our inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending increased tutoring revenues. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. We believe that our present working capital will be sufficient for the next 12 months if we continue to operate on a limited basis. However, we do anticipate that having a trading market for our shares will be a credible incentive to private investors to make an investment in Gold Star on a private basis.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain our corporate offices at 4111 NW 28th Way, Boca Raton, FL 33434; our telephone Number is: 561 715-8800; this is the residence of our executive officers, to whom we pay a minimal sum on a monthly basis as rent and utility charges. Through October 30, 2008 this monthly payment aggregated $400. The Board has approved a Resolution increasing the monthly payment to $700 effective November 2008; management believes that this sum is substantially less than if we were required to rent comparable commercial space elsewhere. As soon as our working capital permits we intend to obtain appropriate commercial facilities from which to offer our services and expand our business operations. In the future we anticipate requiring additional operating and management personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As indicated, the Company utilizes office space provided at minimal cost from Mindy Kline and Robert M. Kline, officers and directors of the Company. Additionally, Mr. Kline provides office services without charge. Any such costs are immaterial to the financial statements and, accordingly, have not been reflected except for actual out-of-pocket expenses incurred.

In December 2007, Mindy Kline and Robert M. Kline each received 900,000 shares of common stock, at a price of $0.001 per share as the co-founders of Gold Star.  In December 2007 the Company sold 450,000 “restricted” common shares in exempt transactions to four investors - friends and or relatives of the Klines. Additionally shares were issued and paid for at the par value to our securities counsel, and two consultants. The proceeds from the sale of all the shares issued was $45,115, which sum constituted the initial cash capitalization of the company. Additionally, in December 2007 the board of directors granted a total of 35,000 “restricted” common shares as gifts to a group of friends and relatives of the principal Shareholders. This was done to expedite the creation of a trading market by providing potential trading shares - to be sold and traded in a viable market, although no assurance is intended that such will ever occur.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDERS MATTERS

It is our expectation that an OTC Market Making firm will, on our behalf, file the appropriate application for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that a FINRA member will file the required Form 15c2-11 on our behalf, nor that if filed, it will be approved by FINRA for trading of our shares. Prior to the effective date of this offering, our common stock was not traded. As of September 30, 2008, there were 43 holders of our common stock.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

EXECUTIVE COMPENSATION

Neither of our officers has received nor had accrued for his/her benefit, any compensation, including incentive plan or non-incentive plan compensation.

Future Compensation

Both of our officers have agreed to provide services to us without compensation until such time as either we have earnings generated from revenues, or our working capital is sufficient to allow for reasonable compensation.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of two members.  Additionally, due to the nature of our intended business, the Board of Directors does not anticipate a need for any committees in the foreseeable future.

Transfer Agent

At least until such time as a public trading market exists, the Company shall do all share transfers in house. At some point in the future we expect to appoint Transfer Online, Inc, or another SEC approved transfer agent to be the transfer agent for our common shares.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 2,400,000. Of these shares, 150,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining 2,250,000 shares of common stock held by our existing Shareholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act; with 1,800,000 being owned by persons described as “affiliates” and subject to at least a two year holding period. The 450,000 common shares owned by Investors are restricted by are not subject to the “affiliate” rules.

Restricted shares may be sold in the public market only if they are the subject of an effective SEC registration, or if they qualify for an exemption from registration under Rule 144 or another applicable exemption. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•

no restricted shares will be eligible for immediate sale on the date of this prospectus; and

•

the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Gold Star at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations. Rule 144 changes effective February, 2008 prohibit the use of the Rule for a period of one year from the time that a shell company ceases to be classified as “shell” company as defined under the Securities Rules and Regulation.

Penny Stock Rules.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

In January 2008, we engaged the services of Berkovits & Co. LLP. to audit our financial statements for the period from December 10, 2007 (inception) to December 31, 2007. This was our first auditor. We have no disagreements with our auditor through the date of this prospectus.

[This Space Intentionally Left Blank]

INDEX TO FINANCIAL STATEMENTS

A. Reviewed Interim Financial Statements -
as of September 30, 2008 and for the period then ended
Page

Report of Independent Registered Public Accounting Firm	F – 2

Balance Sheets, as of September 30, 2008 (Unaudited) and December 31, 2007(Audited)	F – 3

Unaudited Statements of Operations for the three and nine months ended September 30, 2008 and for the period from December 10, 2007 (inception) to September 30, 2008.	F – 4

Unaudited Statements of Changes in Shareholders’ Equity for the period from December 10, 2007 (inception) to September 30, 2008.	F – 5

Unaudited Statements of Cash Flows for the nine months ended September 30, 2008 and for the period from December 10, 2007 (inception) to September 30, 2008.	F – 6

Notes to Financial Statements	F- 7 - F-11

B. Audited Financial Statements -
as of December 31, 2007 and for the period then ended
Page

Report of Independent Registered Public Accounting Firm	F – 12

Balance Sheet, as of December 31, 2007	F – 13

Statement of Operations for the period from December 10, 2007 (inception) to December 31, 2007.	F – 14

Statement of Changes in Shareholders’ Equity for the period from December 10, 2007 (inception) through December 31, 2007.	F – 15

Statement of Cash Flows for the period from December 10, 2007 (inception) through December 31, 2007.	F – 16

Notes to Financial Statements	F- 17– F- 20

A.  INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Gold Star Tutoring Services, Inc.

We have reviewed the accompanying balance sheet of Gold Star Tutoring Services, Inc. (a Development Stage Company) (the “Company”) as of September 30, 2008 and the related statements of operations for the three and nine months ended September 30, 2008 and for the cumulative period December 10, 2007 (inception) through September 30, 2008; the statements of changes in Shareholders’ equity for the period December 10, 2007 (inception) through September 30, 2008 and the statements of cash flows for the nine months ended September 30, 2008 and for the cumulative period December 10, 2007 (inception) through September 30, 2008. These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquires of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), the balance sheet of the Company as of December 31, 2007 and the related statements of operations, changes in shareholders’ equity and cash flows for the period then ended (not presented herein); and in our report dated March 20, 2008, we expressed an unqualified opinion on those consolidated financial statements.  In our opinion, the information set forth in the accompanying balance sheet as of December 31, 2007 is fairly presented in all material respects, in relation to the balance sheet from which it has been derived.

/s/ Berkovits & Company, LLP

Ft. Lauderdale, Florida

October 30, 2008

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

BALANCE SHEETS

	September 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash	$26,464	$45,115
TOTAL CURRENT ASSETS	$26,464	$45,115
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$2,735	$–
TOTAL CURRENT LIABILITIES	2,735	–

Shareholders' Equity:
Preferred Stock -Series I, Convertible -$0.001 par value; Authorized 3,000,000 Shares; no shares issued and outstanding;	–	–
Preferred Stock - undesignated, No par value; Authorized 2,000,000 Shares; no shares issued and outstanding;	–	–
Common Stock, $0.001 par value; Authorized 60,000,000 Shares; issued and outstanding 2,400,000 shares	2,400	2,400
Additional Paid-In Capital	44,550	44,550
Deficit Accumulated During Development Stage	(23,221)	(1,835)
TOTAL SHAREHOLDERS' EQUITY	23,729	45,115
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$26,464	$45,115

The accompanying notes are an integral part of these unaudited financial statements.

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended September 30, 2008	Nine Months Ended September 30, 2008	Cumulative Period from December 10, 2007 (inception) To September 30, 2008

Revenues	$1,870	$2,720	$2,720

Expenses:
General and Administrative	7,545	24,106	25,941

Total expenses	7,545	24,106	25,941

Net loss	$(5,675)	$(21,386)	$(23,221)

Net loss per share-basic and diluted	$(0.0023)	$(0.0089)

Weighted average number of shares outstanding - basic and diluted	2,400,000	2,400,000

The accompanying notes are an integral part of these unaudited financial statements.

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

 UNAUDITED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE PERIOD FROM DECEMBER 10, 2007 (INCEPTION) THROUGH SEPTEMBER 30, 2008

	Stock				Additional	Deficit Accumulated During	Total
	Preferred		Common		Paid-In	Development	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Stage	Equity

Common Stock issued for Services at $0.001 per share	--	$--	1,800,000	$1,800	$--	$--	$1,800
Common Stock sold for Cash at $0.10 per share	--	--	565,000	565	44,550	--	45,115
Common Stock gifted for future trading at $0.001 per share	--	--	35,000	35	--	--	35
Net loss	--	--	--	--	--	(1,835)	(1,835)
Balance - December 31, 2007	--	--	2,400,000	2,400	44,550	(1,835)	45,115
Net Loss for the Nine Months ended September 30, 2008	--	--	--	--	--	(21,386)	(21,386)

Balance – September 30, 2008	--	$--	2,400,000	$2,400	$44,550	$(23,221)	$23,729

The accompanying notes are an integral part of these unaudited financial statements.

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

UNAUDITED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30, 2008	Cumulative Period from December 10, 2007 (inception) To September 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(21,386)	$(23,221)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for consulting and promotion expenses	-	1,835
Changes in operating assets and liabilities:
Increase in accounts payable	2,735	2,735

Net cash used in operating activities	(18,651)	(18,651)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	-	45,115

Net cash provided by financing activities	-	45,115

Net (decrease) increase in cash	(18,651)	(26,464)

Cash, beginning of period	45,115	-

Cash, end of period	$26,464	$26,464

The accompanying notes are an integral part of these unaudited financial statements.

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

(UNAUDITED)

Note 1 - Organization and Summary of Significant Accounting Policies

Organization.

Gold Star Tutoring Services, INC. ("we", "us" or "our company") was incorporated in the State of Florida on December 10, 2007 primarily to engage in providing a wide range of tutoring services to underachieving students in the South Florida counties of Palm Beach, Broward and Miami-Dade.

Nature of Operations.

.

During the three months ending September 30, 2008 the Company continued the tutoring services of its President we started providing in June 2008; we are refining our business plan taking into account the current economic conditions. From our inception we have otherwise had limited operations including our initial share issuances, pre-incorporation planning, sale of shares to investors, and the filing on April 8, 2008 with the SEC of our Registration Statement on Form 10-12g.

Ability to Continue as a Going Concern.

We are a development stage company with minimal revenue, limited operations and limited assets.  There can be no assurance that upon implementing our business plan, we will be successful or that we will start producing sufficient revenues to maintain our operations. The Company's ability to execute its business plan will depend on its ability to obtain additional funding and achieve a profitable level of operations. There can be no assurance that sufficient funding will be obtained. Nor can the Company give any assurance that it will generate substantial revenues or that its business operations will prove to be profitable. The foregoing matters raise substantial doubt about our ability to continue as a going concern.

The Company raised its initial working capital through the sale of Common shares to four individuals, in non-public transactions pursuant to Sections 4(2) of the Securities Act of 1933, as amended. Management is considering raising additional working capital through an initial public offering. In the event that, for any reason whatsoever a registered offering is not undertaken, the Company may seek additional private funding, through either equity or debt financing.

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

(UNAUDITED)

Note 1 - Organization and Summary of Significant Accounting Policies (continued)

Interim Financial Statements.

The unaudited interim financial statements as of September 30, 2008, for the three and nine months ended September 30, 2008 and the cumulative period from December 10, 2007 (inception) to September 30, 2008 have been prepared by us pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) including Form 10-Q and Regulation S-X. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The company believes that the disclosures provided are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the audited financial statements and explanatory notes for the year ended December 31, 2007 as disclosed in the Company’s Form 10-12g. The results for the three and nine months ended September 30, 2008 are not necessarily indicative of the results to be expected for the pending full year ending December 31, 2008.

Use of Estimates

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Income Taxes

The Company accounts for income taxes following the asset and liability method in accordance with statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

As of December 31, 2007, the Company concluded that it is more likely than not that the Company will not realize any deferred tax assets arising from its net operating loss and has provided a valuation allowance against the entire balance.

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

  (UNAUDITED)

Note 1 - Organization and Summary of Significant Accounting Policies (continued)

Income Taxes - (continued)

Effective March 1, 2008, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. (“FIN”) 48, “Accounting for Uncertainties in Income Taxes”, an interpretation of SFAS No. 109. FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109.

Cash:  Concentration of Credit Risk

We maintain our cash in a bank deposit account, which is federally insured.

Net Loss Per Share

We use SFAS No. 128, "Earnings Per Share" for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common Shareholders by  the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

Fair Value of Financial Instruments

The carrying value of the Company's financial instruments, including cash and accounts payable, approximate their fair value because of their relatively short maturities.

Note 2. - Recent Accounting Pronouncements and Interpretations

In February 2007, the FASB issued SFAS No. 159, "Establishing the Fair Value Option for Financial Assets and Liabilities ("SFAS No. 159"). SFAS No. 159 was to permit all entities to choose to elect, at specified election dates, to measure eligible financial instruments at fair value. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. SFAS No. 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an equity that has also elected to apply the provisions of SFAS No. 157, "Fair Value Measurements". An entity is prohibited from retrospectively applying SFAS No. 159, unless it chooses early adoption. SFAS No.159 also applies to eligible items existing at November 15, 2008 (or early adoption date). The Company is evaluating the impact of the adoption of SFAS No. 159 could have on the Company's financial statements.

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

(UNAUDITED)

Note 2. - Recent  Accounting Pronouncements  and  Interpretations. (continued)

FASB Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements,  issued  in September 2006, establishes a formal framework for measuring fair value under GAAP. It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for: SFAS No. 123 (R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position  97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. However, In February 2008 the FASB issued Staff Position 157-2 which delays the effective date of SFAS 157 to fiscal years beginning after November 15, 2008 for all nonfinancial assets and nonfinancial liabilities, except for those that are recognized or disclosed at fair value in the financial statements on a recurring basis. The Company is evaluating the impact of SFAS 157 on its financial statements.

Note  3  -  Provision For Income Taxes

SFAS 109 provides for the recognition of deferred tax assets if realization of such assets is more likely than not. Based upon the weight of available evidence, which includes the Company's historical operating performance and the reported cumulative net losses in prior years, the Company has provided a full valuation allowance against its net deferred tax assets.

Utilization of some of the net operating loss carryforwards may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating loss carryforwards before utilization. The net operating loss carryforwards will expire in 2027. The Company is taxable as a C Corporation under the Internal Revenue Service Code. Significant components of the Company’s deferred tax assets and liabilities for federal and state tax purposes are as follows:

September 30, 2008
Total deferred tax asset	$8,000
Valuation allowance	(8,000)
Net deferred tax asset	$-0-

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

 (UNAUDITED)

Note  4  -  Related  Party  Transactions.

From its inception through April 30, 2008, the Company operated from the residence of its controlling Shareholders at no cost. There was no compensation paid to officers of the Company during the period covered by these financial statements. Effective May 1, 2008, the Board of Directors approved a Resolution to pay a monthly rent of $300 plus $100 for utilities and use of computer equipment, to the Company’s principal Shareholders and officers in consideration of the use of their residence for operations of the Company, including providing facilities for use in rendering tutoring services to clients. This arrangement is subject to cancellation without notice or penalty. Currently Mindy Kline, our President provided all of the tutoring services rendered by the Company, in exchange for expense reimbursement. We anticipate that at some point in time, she will receive monetary compensation for her future services when rendered, as the Board of Directors shall determine.

B. Audited Financial Statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Gold Star Tutoring Services, Inc.

We have audited the accompanying balance sheet of Gold Star Tutoring Services, Inc. ("the Company") (a development stage company) as of December 31, 2007, and the related statements of operations, changes in Shareholders' equity, and cash flows for the period from December 10, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gold Star Tutoring Services, Inc. (a development stage company) as of December 31, 2007, and the results of its operations and its cash flows for the period from December 10, 2007 (inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's lack of revenues, limited assets and loss from operations during the development stage raise substantial doubt about the Company's ability to continue as a going concern. Management's plans are described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Berkovits & Company, LLP

Ft. Lauderdale, Florida

March 20, 2008

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

BALANCE SHEET

December 31, 2007

ASSETS
Current Assets:
Cash	$45,115
TOTAL CURRENT ASSETS	$45,115

SHAREHOLDERS’ EQUITY
Shareholders' Equity:
Common Stock, $0.001 par value; Authorized 60,000,000 Shares; issued and outstanding 2,400,000 shares	2,400
Additional Paid-In Capital	44,550
Deficit Accumulated During Development Stage	(1,835)
TOTAL SHAREHOLDERS' EQUITY	$45,115

The accompanying notes are an integral part of these financial statements.

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM DECEMBER 10, 2007 (INCEPTION)

THROUGH DECEMBER 31, 2007

Revenues	$-

Expenses:
Consulting fees	1,800
Promotion Expense	35

Total expenses	1,835

Net loss	$(1,835)

Net Loss per share-basic and diluted	$-

Weighted average number of shares outstanding -basic and diluted	1,972,727

The accompanying notes are an integral part of these financial statements

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

 STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE PERIOD FROM DECEMBER 10, 2007 (INCEPTION) THROUGH DECEMBER 31, 2007

				Deficit
				Accumulated
			Additional	During	Total
	Common Stock		Paid-In	Development	Shareholder’s
	Shares	Amount	Capital	Stage	Equity
Common stock issued for consulting services at $0.001 per share	1,800,000	$1,800	$-	$-	$1,800

Common stock sold for cash at $0.10 per share	450,000	450	44,550	-	45,000

Common stock sold at $0.001 per share	115,000	115	-	-	115

Shares gifted for future trading purposes at $0.001 per share	35,000	35	-	-	35

Net Loss	-	-	-	(1,835)	(1,835)

Balance, December 31, 2007	2,400,000	$2,400	$44,550	$(1,835)	$45,115

The accompanying notes are an integral part of these financial statements.

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOW

FOR THE PERIOD FROM DECEMBER 10, 2007 (INCEPTION) THROUGH DECEMBER 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(1,835)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for consulting and promotion expenses	1,835

Net cash used in operating activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	45,115

Net cash provided by financing activities	45,115

Net increase in cash	45,115

Cash, beginning of period	-

Cash, end of period	$45,115

The accompanying notes are an integral part of these financial statements.

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

Note 1  -  Organization and Summary of Significant Accounting Policies.

Organization.

Gold Star Tutoring Services, Inc. (“we”, “us” or “our company”) was incorporated in the State of Florida on December 10, 2007 primarily to engage in providing a wide range of tutoring services to underachieving students in the South Florida counties of Palm Beach, Broward and Miami-Dade.

Nature of Operations.

To date the Company has had no operations other than the issuance of an aggregate of 2,400,000 shares of common stock for a business plan, pre-incorporation services and cash.

Ability to Continue as a Going Concern.

We are a development stage company with no revenue, limited assets and a loss from operations.  There can be no assurance that upon implementing our business plan, we will be successful or that we will start producing sufficient revenues to maintain our operations. The Company’s ability to execute its business plan will depend on its ability to obtain additional funding and achieve a profitable level of operations. There can be no assurance that sufficient funding will be obtained. Nor can the Company give any assurance that it will generate substantial revenues or that its business operations will prove to be profitable. The foregoing matters raise substantial doubt about our ability to continue as a going concern.

The Company raised working capital through the sale of Common shares to four individuals, in non-public transactions pursuant to Sections 4(2) and 4(6) of the Securities Act of 1933, as amended. Management is considering raising additional working capital through an initial public offering. In the event that, for any reason whatsoever a registered offering is not undertaken, the Company may seek additional private funding, through either equity or debt financing.

Use of Estimates

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Fair Value of Financial Instruments.

The carrying value of the Company’s financial instruments, including cash and accrued expenses, approximate their fair value because of their relatively short maturities.

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

Note 1 - Organization and Summary of Significant Accounting Policies. (continued)

Income Taxes.

The Company accounts for income taxes following the asset and liability method in accordance with statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes”. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Concentration of Credit Risk.

We maintain our cash in a bank deposit account, which at times, may exceed federally insured limits.

Net Loss Per Share.

We use SFAS No. 128, “Earnings Per Share” for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common Shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

Recent Accounting Pronouncements and Interpretations.

In February 2007, the FASB issued SFAS No. 159, “Establishing the Fair Value Option for Financial Assets and Liabilities (“SFAS No. 159”). SFAS No. 159 was to permit all entities to choose to elect, at specified election dates, to measure eligible financial instruments at fair value. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. SFAS No. 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an equity that has also elected to apply the provisions of SFAS No. 157, “Fair Value Measurements”. An entity is prohibited from retrospectively applying SFAS No. 159, unless it chooses early adoption. SFAS No. 159 also applies to eligible items existing at November 15, 2007 (or early adoption date). The Company is evaluating the impact of the adoption of SFAS No. 159 could have on the Company’s financial statements.

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

Note 1 - Organization and Summary of Significant Accounting Policies. (continued)

Recent Accounting Pronouncements and Interpretations. (continued)

FASB Statement of Financial Accounting Standards (SFAS) No.  157, Fair Value Measurements, issued in September 2006, establishes a formal framework for measuring fair value under GAAP. It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements.  Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS No. 123 (R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is evaluating the impact of SFAS 157 on its financial statements.

Note 2 - Provision For Income Taxes.

The Company’s operations for the period ended December 31, 2007 resulted in a loss, thus no income taxes have been reflected in the accompanying financial statements. Significant components of the Company’s deferred tax assets and liabilities for federal and state tax purposes are as follows:

December 31, 2007
Total deferred tax asset	$600
Valuation allowance	(600)
Net deferred tax asset	$-

As of December 31, 2007, the Company has concluded that it is more likely than not that it will not realize any deferred tax assets arising from its net operating loss and has provided a valuation allowance against the entire balance.

Utilization of some of the net operating loss carryforwards may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating loss carryforwards before utilization. The Company’s net operating loss carryforwards will expire in 2027.

GOLD STAR TUTORING SERVICES, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

Note 3 - Shareholders’ Equity.

Our certificate of incorporation authorizes the issuance of 60,000,000 shares of common  stock, par value $0.001 as well as 5,000,000 shares of preferred stock as follows, 3,000,000 Series I convertible preferred shares having the par value  $0.001 and 2,000,000 undesignated preferred shares with no par value. To the date the Company has not issued any preferred stock.

The Company issued in December 2007:

i)

a total of 1,800,000 shares of common stock to the Company’s founders, officers and directors for consulting services;

ii)

a total of 450,000 shares of common stock were sold to four investors at $.10 per share for aggregate proceeds of $45,000;

iii)

a total of 115,000 shares of common stock were sold at $.001 per share to three individuals for aggregate proceeds of $115;

iv)

a total of 35,000 shares were given to 35 individuals, friends and or relatives of management, for the purpose of assisting the Company in creating a future trading market for its common shares.

Note 4 - Related Party Transactions.

The Company is presently operating from the residence of its controlling Shareholders at no cost. There was no compensation paid to officers of the Company during the period ended December 31, 2007.

Note 5 - Incentive Stock Option and Stock Issuance Plan.

The Company established an Incentive Stock Issuance Plan (the “Plan”) to provide eligible persons in the Company’s employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest in the Company as an incentive to remain with the Company. The Plan is divided into two equity programs: (1) the option grant program under which eligible persons may be granted options to purchase common stock and (2) the stock issuance program under which eligible persons may be issued shares of common stock directly, either through the immediate purchase of such shares or as a bonus for services rendered to the Company. The Company’s Board of Directors shall fix the exercise price per share and terms at the time of the option grant.

The maximum number of shares, which may be issued under the Plan, shall not exceed 1,000,000 shares. The Board of Directors has not authorized the issuance of any stock options or common shares pursuant to the Plan as of the date of the financial statements.

PART II: Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Except as hereinafter indicated, no director will have personal liability to us or any of our Shareholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our Shareholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Florida Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Florida Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of Gold Star in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Gold Star if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Florida law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders, who have suffered losses in connection with the purchase or sale of their interest in Gold Star in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Amount
Securities and Exchange Commission registration filing fee	$5.89
Legal fees and expenses	3,200.00
Copying; Certificates; Postage	800.00
Miscellaneous	994.11
Total	$5,000.00

RECENT SALES OF UNREGISTERED SECURITIES

Between inception (December 10, 2007) and December 31, 2007 we issued and or sold the following unregistered securities: We issued 900,000 shares to each of the co-founders at the par value of $0.001 per share, having an aggregate value of $1,800. We gifted and issued 35,000 shares to a group of 34 persons, being friends or relatives of the founders; these shares were valued at the $0.001 par value. We sold and issued 50,000 shares to each of two consultants and 15,000 shares to our securities counsel; these shares were issued and paid for at the $0.001 par value.   We sold and issued 450,000 shares at the arbitrary price

of $0.10 per share, to an aggregate of four investors, and the aggregate proceeds of $45,000. This was not a general offering made to unknown persons. Each of the investors is a personal friend or relative of the principal Shareholders. The securities were acquired by the foregoing investors for their own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued with an appropriate Transfer Restriction notice, in unregistered transactions. The principal Shareholders have no undisclosed interests in any of the shares owned by other Shareholders.

In our opinion all of these transactions were private, non-public transactions, made in reliance on the exemption provided by Section 4(2) of the Securities Act. Following is a complete list of all our Shareholders.

Share	Holder	City	State	Zip	Shares
Mindy	Kline	Boca Raton	FL	33434	900,000
Robert M.	Kline	Boca Raton	FL	33434	900,000
Herbert Jay	Cohen	Weston	FL	33327	100,000
Cynthia	Wohl	Boca Raton	FL	33432	100,000
Martin L.	Markowitz	Boca Raton	FL	33496	200,000
Penny	Bolt	Brunswick	GA	31523	50,000
Martin E.	Karns	Boca Raton	FL	33484	50,000
Ferne	Karns	Boca Raton	FL	33484	50,000
Stewart A.	Merkin, Esq.	Miami	FL	33131	15,000
Ori	Baylin	Ft.Lauderdale	FL	33312	1,000
Stacy	Binder	Boca Raton	FL	33433	1,000
Michael	Brennan	Muttontown	NY	11791	1,000
Mitchell	Cassel	Demarest	NJ	07627	1,000
Karen	Cruz	Delray Beach	FL	33444	1,000
Maurice	Dell	Boca Raton	FL	33433	1,000
Andrea	Dolgin	Odessa	FL	33556	1,000
Robert	Engler	Boca Raton	FL	33496	1,000
Timothy R.	Finewood	Boca Raton	FL	33487	1,000
Brian	Gerber	Miami Beach	FL	33141	1,000
Ilene	Gilbert	Plantation	FL	33324	1,000
D. Andrew	Goddard	Tampa	FL	33629	1,000
Sheri	Hillman	Delray Beach	FL	33444	1,000
John	Hink	Ft.Lauderdale	FL	33301	1,000
David	Infantino	Boca Raton	FL	33432	1,000
Robert	Jason	Muttontown	NY	11791	1,000
Paul	Kline	Hauppage	NY	11788	1,000
Gregory	Kline	Fairfax	VA	22031	1,000
Debbie	Kline	Nanuet	NY	10954	1,000
Kathy	Knee	Plantation	FL	33324	1,000
Brian	Lemberger	Calabassas	CA	91302	2,000
Susan	Lemberger	Calabassas	CA	91302	1,000
Mark	Maffei	Deerfield Beach	FL	33442	1,000
Susan	Markowitz	Boca Raton	FL	33496	1,000
Miriam	Plaschinski	Boca Raton	FL	33487	1,000
Monique	Posner	Highland Beach	FL	33487	1,000
William	Prince	Alpharetta	GA	30004	1,000
Edward	Ronin	Boca Raton	FL	33468	1,000
Patricia	Sarno	Boca Raton	FL	33432	1,000
Louis	Saslow	Deerfield Beach	FL	33442	1,000
Allan	Sheres	Boca Raton	FL	33496	1,000
Claire	Sheres	Boca Raton	FL	33496	1,000
Francois	Vallet	Boca Raton	FL	33487	1,000
Neil	Wasserman	Boca Raton	FL	33486	1,000
TOTAL	SHARES				2,400,000

There were no underwriters involved in any of the foregoing transactions. We believe that all of the shares issued by us were done so in transactions that did not involve a public offering, and such issuances were made in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act.

Shareholder Relationships.

The principal Shareholders, Robert M. Kline and Mindy Kline, are husband and wife. Martin E. Karns and Ferne Karns are husband and wife and they are the parents of Mindy Kline. Paul Kline is Robert Kline’s brother and is the father of Gregory Kline. Debbie Kline is the former wife of Robert M. Kline. Brian Lemberger, is a cousin of Robert M. Kline; Susan Lemberger is Brian Lemberger’s wife. Andrea Dolgin is the sister of Mindy Kline. There are no other known familial relationships among the remaining Shareholders.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached or incorporated by reference as applicable.

UNDERTAKINGS

A.

The undersigned Registrant hereby undertakes to:

(1)

File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.

(1)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)

In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(3)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on November 5, 2008.

Gold Star Tutoring Services, Inc.

By: /s/ Mindy Kline
Mindy Kline Principal Executive Officer Chief Executive Officer and President

By: /s/ Robert M. Kline
Secretary/Treasurer Chief Financial Officer and Principal Accounting and Financial Officer

Each of the undersigned hereby appoints Mindy Kline as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirement of the Securities Act the following persons in the capacities and on the dates indicated have signed this registration statement.

Signature	Title	Date

/s/Mindy Kline	Director	November 5, 2008
Mindy Kline

/s/ Robert M. Kline	Director	November 5, 2008
Robert M. Kline

Financial Statements and Exhibits

(a)	Financial Statements Included in this Registration.
(i) As of September 30, 2008 and for the period then ended.
(ii) As of December 31, 2007 and for the period then ended.

(b) Exhibits

EXHIBIT INDEX

Exhibit	Description
3.1	Articles of Incorporation of Gold Star previously filed as Exhibit to Form 10-12g on April 8, 2008 and herein incorporated by reference.
3.4	Bylaws of Gold Star - previously filed as Exhibit to Form 10-12g on April 8, 2008 and herein incorporated by reference.
4.1	Specimen Stock Certificate - previously filed as Exhibit to Form 10-12g on April 8, 2008 and herein incorporated by reference.
5.1*	Opinion of Counsel - Stewart A. Merkin, Esq.
23.1*	Consent of Berkovits & Company, LLP
23.2*	Consent of Counsel (included in Exhibit 5.1)

*	Filed herewith